UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934
                              (Amendment No.______)


Filed by the Registrant [X]

Filed by a party other than the Registrant [ ]

Check the appropriate box:

         [ ] Preliminary Proxy Statement

         [ ] Confidential, for Use of the Commission Only (as permitted by
             Rule 14a-6(e)(2))

         [X] Definitive Proxy Statement

         [ ] Definitive Additional Materials

         [ ] Soliciting Material under SS 240.14a-12

                                Sport-Haley, Inc.
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                (Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

         (1) Title of each class of securities to which transaction applies:

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         (2) Aggregate number of securities to which transaction applies:

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
         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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         (4) Proposed maximum aggregate value of transaction:

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         (5) Total fee paid:

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         [ ] Fee paid previously with preliminary materials.

         [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1) Amount Previously Paid:

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         (2) Form, Schedule or Registration Statement No.:

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         (3) Filing Party:

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         (4) Date Filed:

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

                      [GRAPHIC OMITTED - Sport Haley Logo]


         NOTICE OF SPECIAL MEETING OF SHAREHOLDERS OF SPORT-HALEY, INC.
                            to be held June 25, 2001


         NOTICE IS HEREBY GIVEN that the Special Meeting of Shareholders of Sport-Haley, Inc., in lieu of the Annual Meeting of Shareholders, will be held at the Company's offices, 4600 E. 48th Avenue, Denver, Colorado 80216 on Friday, June 25, 2001, at 10:00 a.m., Mountain Time, and thereafter as it may from time to time be adjourned, for the following purposes:

         1. To elect six directors to hold office for the term set forth in the accompanying Proxy Statement and until their successors shall have been duly elected and qualified;

         2. To ratify the appointment of Hein + Associates LLP as independent certified public accountants for the Company; and

         3. To consider and transact such other business as may properly come before the meeting or any adjournment thereof.

         The Board of Directors has fixed the close of business on May 18, 2001, as the record date for the determination of shareholders entitled to notice of and to vote at this meeting or any adjournment thereof. A complete list of the shareholders entitled to vote at the meeting will be available for inspection at the Special Meeting and for a period of ten days prior to the Special Meeting at Sport-Haley, Inc., 4600 E. 48th Avenue, Denver, Colorado 80216, during normal business hours.

         A Proxy Statement which describes the formal business to be conducted at the Special Meeting is attached to this Notice.

                                     By Order of the Board of Directors,

May 29, 2001                         /s/ Patrick W. Hurley
                                     Patrick W. Hurley, Corporate Secretary



                                    IMPORTANT

PLEASE MARK, DATE, SIGN, NOTE ANY CHANGE OF ADDRESS AND RETURN THE ENCLOSED PROXY CARD IMMEDIATELY IN THE ENCLOSED, SELF-ADDRESSED ENVELOPE. NO POSTAGE IS NECESSARY IF MAILED IN THE UNITED STATES. IF YOU ATTEND THE MEETING, WE WILL BE GLAD TO RETURN YOUR PROXY SO THAT YOU MAY VOTE IN PERSON.

                                SPORT-HALEY, INC.
                               4600 E. 48TH AVENUE
                             DENVER, COLORADO 80216


                                 PROXY STATEMENT

                         Relating to the Special Meeting
                    of Shareholders to be held June 25, 2001

                                     GENERAL

     The enclosed proxy is solicited by the Board of Directors of Sport-Haley, Inc. (hereinafter referred to as the "Company") for use at the Special Meeting of Shareholders, in lieu of the Annual Meeting of Shareholders, to be held at the Sport-Haley, Inc., 4600 E. 48th Avenue, Denver, Colorado 80216 on Friday, June 25, 2001, at 10:00 a.m., Mountain Time, for the purposes set forth in the foregoing Notice of Special Meeting of Shareholders. This Proxy Statement and the form of proxy will be mailed to shareholders on or about May 29, 2001.

     The record date with respect to this solicitation is May 18, 2001. All holders of record of Common Stock of Sport-Haley, Inc. as of the close of business on that date are entitled to vote at the meeting. As of the record date, the Company had 3,441,985 shares of Common Stock outstanding, excluding treasury shares. Each share of Common Stock is entitled to one vote. A majority of the votes entitled to be cast constitutes a quorum. If a quorum exists, action on any matter other than the election of directors will be approved if the votes cast in person or by proxy at the meeting favoring the action exceed the votes cast opposing the action. In the election of directors, that number of candidates equaling the number of directors to be elected having the highest number of votes cast in favor of their election will be elected. Abstentions and broker non-votes are not counted in the calculation of the vote.

     A proxy may be revoked by the shareholder at any time prior to its being voted. If a proxy is properly signed and is not revoked by the shareholder, the shares it represents will be voted at the meeting in accordance with the instructions of the shareholder, unless it is received in such form as to render it invalid. If the proxy is signed and returned without specifying choices, the shares will be voted in accordance with the recommendations of the Board of Directors.

     As a matter of policy, proxies, ballots and voting tabulations that identify individual shareholders are held confidential by the Company. Such documents are available for examination only by the inspectors of election, none of whom is an employee of the Company, and certain employees associated with tabulation of the vote. The identity of the vote of any shareholder is not disclosed except as may be necessary to meet legal requirements.

     The cost of this solicitation will be borne by the Company. Employees and directors of the Company may solicit proxies but will not receive any additional compensation for such solicitation. Proxies may be solicited personally or by mail, facsimile, telephone or telegraph.

                COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

     Under the securities laws of the United States, Sport-Haley's directors, its executive officers and any persons holding more than ten percent of its Common Stock are required to report their initial ownership of Common Stock and other equity securities and any subsequent changes in that ownership to the Securities and Exchange Commission and Sport-Haley. Specific due dates for these reports have been established and Sport-Haley is required to disclose in this proxy statement any failure to file, or late filing, of such reports with respect to the period ended June 30, 2000. Based solely on Sport-Haley's review of the reports furnished to Sport-Haley and written representations that no other reports were required during fiscal 2000, Sport-Haley's officers, directors and beneficial owners of more than ten percent of its Common Stock complied with all Section 16(a) filing requirements.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Sport-Haley has adopted a policy pursuant to which material transactions between Sport-Haley and its executive officers, directors and principal shareholders (i.e. shareholders owning beneficially 5% or more of the outstanding voting securities of Sport-Haley) shall be submitted to the Board of Directors for approval by a disinterested majority of the directors voting with respect to the transaction. For this purpose, a transaction is deemed material if such transaction, alone or together with a series of similar transactions during the same fiscal year, involves an amount which exceeds $60,000. No such transactions occurred in fiscal 2000.

                                  ANNUAL REPORT

     The Annual Report to Shareholders for the fiscal year ended June 30, 2000 is being sent to all shareholders with this Proxy Statement. The Annual Report to Shareholders does not form any part of the material for the solicitation of any Proxy. The Annual Report to Shareholders contains the Company's Annual Report on Form 10-K for the year ended June 30, 2000 as filed with the Securities and Exchange Commission. An additional copy, without exhibits, is available without charge to any shareholder of the Company upon written request to the Secretary, Sport-Haley, Inc., 4600 E. 48th Avenue, Denver, Colorado 80216.

                              SHAREHOLDER PROPOSALS

     Shareholders who intend to submit proposals for inclusion in the Proxy Statement relating to the fiscal year beginning July 1, 2001 must do so by sending the proposal and supporting statements, if any, to the Company no later than October 20, 2001. Such proposals should be sent to the attention of the Corporate Secretary, Sport-Haley, Inc., 4600 East 48th Avenue, Denver, Colorado 80216.

                                  OTHER MATTERS

     Except for the matters described herein, management does not intend to present any matter for action at the Special Meeting and knows of no matter to be presented at such meeting that is a proper subject for action by the shareholders. However, if any other matters should properly come before the Special Meeting, it is intended that votes will be cast pursuant to the authority granted by the enclosed Proxy in accordance with the best judgment of the person or person acting under the Proxy.

                               RECENT DEVELOPMENTS

     In July 2000, as previously reported, the Company's Audit Committee recommended that the Company's prior independent auditors be discharged and that the Company retain a new independent public accountant to audit the Company's financial statements for the year ended June 30, 2000. As a result of a review initiated by senior management and conducted prior to completion of the audit process for the Company's 2000 fiscal year, information was developed that indicated certain accounting errors might exist in prior years' financial statements that, when corrected, would result in a material impact on the results of operations for the 2000 fiscal year and certain prior periods. At the conclusion of the review, the Company determined that the financial statements for the years ended June 30, 1999 and 1998 required restatement due to accounting errors. The errors consisted primarily of the following: (i) incorrect recording, classification and valuation of inventory work in process;
(ii) incorrect recording of certain prepaid and fixed assets; (iii) incorrect accounting for the acquisition of the Company's wholly-owned subsidiary (the "Subsidiary") and the related minority interest in the loss of the Subsidiary;
(iv) incorrect recording of certain losses relating to discontinued operations; and, (v) the income tax benefit from stock options exercised.

     The Company retained a new independent accounting firm shortly after June 30, 2000. The Company engaged the new accounting firm to re-audit the previously issued financial statements for the years ended June 30, 1999 and 1998, which the Company restated. The Audit Committee of the Company retained an independent consultant to assist it in evaluating the restatements that were necessary in order that the Company's financial statements, as restated and taken as a whole, presented fairly in all material respects the Company's financial position, results of operations and cash flows for the fiscal years ended June 30, 2000, 1999 and 1998, in conformity with generally accepted accounting principles. The Audit Committee does not believe that the errors that have been identified by the Company constitute irregularities. As a result of recommendations made by the audit committee and the Company's senior management, and concurred in by the independent consultant, the Company has taken appropriate action to ensure that these errors do not reoccur in the future.

     The effects of significant financial statement adjustments related to the restatements for the years ended June 30, 1999 and 1998 are set forth in the Company's Form 10-K for the fiscal year ended June 30, 2000, which was filed with the Securities and Exchange Commission on November 3, 2000.

     The restatements described above may lead to litigation against the Company. There is no litigation currently pending or threatened against the Company concerning the restatements. However, if such litigation is initiated, it could have a material adverse impact on the Company's income from continuing operations.

     During the fiscal year ending June 30, 2001, the Company has incurred to date approximately $400,000 in expenses related to the restatements of its fiscal year 1999 and 1998 financial statements and the correction of material quarterly information for fiscal years 2000, 1999 and 1998. The Company is presently evaluating whether such expenses will be recoverable in a future reporting period.

     As previously  reported,  on October 16, 2000,  The Nasdaq Stock  Market(R)
("Nasdaq") halted trading in the securities of the Company and requested additional information from the Company. Nasdaq advised the Company that the trading halt was instituted because of the Company's alleged failure to observe certain corporate governance requirements for ongoing listing of its securities on the Nasdaq National Market. Nasdaq advised the Company that the trading halt would continue until the Company complied with Nasdaq's request for additional information, which the Company provided. Nasdaq further proposed to de-list the Company's securities from trading on the Nasdaq National Market. The Company appeared at a hearing before the Nasdaq Listing Qualifications Panel (the "Panel") on November 10, 2000 in order to address the proposed de-listing of the Company's securities.

     On December 11, 2000, the Panel rendered its decision, granting an exception to the filing requirement set forth in Nasdaq Marketplace Rule 4310, requiring that on or before January 15, 2001, the Company file amended Forms 10-Q for all quarters during fiscal years 2000, 1999 and 1998. Further, the Panel determined that the Company's late filings of Form 10-K for the fiscal year ended June 30, 2000 and its Form 10-Q for the period ended September 30, 2000 merited the application of additional and more stringent criteria under Marketplace Rule 4300. Accordingly, the Panel stated that if the Company satisfied the first portion of the Panel's exception expiring January 15, 2001, the Company must also timely file all periodic reports with the Securities and Exchange Commission and Nasdaq for all reporting periods ending on or before December 31, 2001. The Panel stated in its decision that if the Company failed to make any filing in accordance with the exception granted, the Company would not be entitled to a new hearing and its securities would be de-listed from Nasdaq. Based upon its determination, the Panel ordered that trading resume in the Company's securities on Nasdaq effective December 12, 2000.

     On December 26, 2000, the Company requested that the Nasdaq Listing Review Council (the "Review Council") review the Panel's decision. The Company requested that the Review Council grant it additional time in which to comply with the filing of historical amended Forms 10-Q and requested that the additional and more stringent criteria under Marketplace Rule 4300 be applied only in the event the Company failed to make any current filing during the calendar year 2001, or had not filed the amended quarterly Forms 10-Q for fiscal years 2000, 1999 and 1998 by March 15, 2001. The Company filed amended Forms 10-Q for fiscal year 2000 on January 16, 2001 and for fiscal year 1999 on March 15, 2001. On or about January 25, 2001, the Review Council granted the Company the requested extension to file the remaining amended quarterly filings on or before March 15, 2001. On March 21, 2001, the Panel rendered another decision, which confirmed that the Company satisfied the Panel's requirement to file certain amended quarterly reports for fiscal years 2000, 1999 and 1998, and that the Company is in compliance with all other requirements for continued listing on the Nasdaq National Market.

     The Company was advised in a letter dated November 7, 2000 that the Securities and Exchange Commission is conducting an informal inquiry into matters concerning the Company. The Securities and Exchange Commission has made an informal request that the Company voluntarily produce certain documents. The Company provided the requested documents to the Commission. In addition, the Company voluntarily provided testimony to the Commission. The Company was advised in March 2001 that the investigation is pursuant to a Formal Order of the Commission. The Commission has not brought an action against the Company, but it may do so in the future. In such an event, the Commission may seek injunctive or other relief from the Company.

                            I. ELECTION OF DIRECTORS

     Information concerning the six nominees for election as directors is shown below. All nominees are now members of the Board of Directors. The Board of Directors knows of no reason why any nominee would be unable to serve as a director. If any nominee should for any reason become unable to serve, the shares represented by all valid proxies will be voted for the election of such other person as the Board of Directors may designate or the Board of Directors may reduce the number of directors to eliminate the vacancy.

             Name                     Age          Capacities in Which Served
             ----                     ---          --------------------------
      Robert G. Tomlinson             59           Chairman of the Board and Chief Executive Officer

      Robert W. Haley                 55           President and Director

      Kevin M. Tomlinson              41           Executive Vice President- Operations, Chief Operating
                                                   Officer, and Director

      Mark J. Stevenson(1)(2)         62           Director

      Ronald J. Norick(1)(2)          59           Director

      James H. Everest(1)(2)          52           Director
      ---------------------------

     (1)   Member of the Audit Committee.
     (2)   Member of the Compensation Committee.

     Robert G. Tomlinson has served as Chairman of the Board and Chief Executive Officer of the Company since October 1992. Since March 1998, he has also served as a director of B & L Sportswear, Inc. (the "Subsidiary"). Prior to joining the Company, Mr. Tomlinson was a partner in Tomlinson Enterprises, a real estate investment partnership, and also engaged in management of his personal investment portfolio. Mr. Tomlinson is the father of Kevin Tomlinson, a director and the Executive Vice President and Chief Operating Officer of the Company.

     Kevin M. Tomlinson has served as Executive Vice President - Operations and Chief Operating Officer since January 1999 and was appointed to the Board of Directors in November 1999. He also serves as a director and Secretary/Treasurer of the Subsidiary. Mr. Tomlinson joined the Company in December 1997 as Vice President of Operations. From 1992 until joining the Company, Mr. Tomlinson was employed by Nu-Kote International, Inc., an office products manufacturer and distributor, in capacities including vice president of product marketing, vice president of marketing, vice president of global procurement and vice president of retail sales. Mr. Tomlinson is the son of Robert G. Tomlinson, the Chairman and Chief Executive Officer of the Company.

     Robert W. Haley has served as President and a director of the Company since May 1996. From January 1992 until his appointment to such positions, he served as Vice President of Marketing of the Company. Prior to joining the Company, Mr. Haley served in various marketing positions for golf apparel manufacturers. Mr. Haley is a Class A PGA professional golfer with over 25 years of experience in the golf industry.

     Mark J. Stevenson has been a director of the Company since November 1993. Mr. Stevenson served as chairman of the board, president and chief executive officer of Electronic Manufacturing Systems, Longmont, Colorado, a contract manufacturer serving the computer, data storage, telecommunications and medical equipment industries, from June 1, 1994 until that company was merged into E-M-Solutions in January 1999. At that time he was appointed Executive Chairman and Chairman of the Board of the successor company, in which position he currently serves. From 1992 to 1994, Mr. Stevenson served as chairman of the board of Micro Insurance Software, Inc., Boulder, Colorado, a manufacturer of computer software oriented to the insurance industry. He currently serves as Chairman of the American Electronics Association, the nation's largest high technology trade association.

     Ronald J. Norick has been a director of the Company since November 1993. From April 1987 until April 1998, Mr. Norick served as the elected Mayor of the City of Oklahoma City, Oklahoma. From 1960 to 1992, Mr. Norick served in various capacities, including, from 1981 to 1992, serving as president of a closely-held printing company which was acquired by Reynolds & Reynolds in June 1992. Mr. Norick serves on a number of civic, community, educational, corporate and public boards, commissions and committees. Mr. Norick also serves as manager of Norick Investments Company LLC, a family-owned limited liability company which is engaged in investments.

     James H. Everest has been a director of the Company since November 1993. Mr. Everest has served as president of the Jean I. Everest Foundation, Oklahoma City, Oklahoma, since 1991. The Jean I. Everest Foundation was organized by Mr. Everest's father to conduct charitable activities. Mr. Everest has been the managing partner of Everest Brothers, a general partnership active in oil and gas exploration and development, since 1984. Mr. Everest has also been engaged in managing his personal investments since 1984. Mr. Everest is a member of the Oklahoma Bar Association and the American Bar Association and serves in a number of capacities for various civic and community organizations.

Committees of the Board

     The Board of Directors has delegated certain of its authority to a Compensation Committee and an Audit Committee. The Compensation Committee is composed of Messrs. Stevenson, Norick and Everest. The Audit Committee is composed of Messrs. Stevenson, Norick and Everest. Each of the members of the Audit Committee qualifies as an "independent director" under the current listing standards of the National Association of Securities Dealers, Inc. No member of either committee is a former or current officer or employee of the Company.

     The Compensation Committee held one meeting in fiscal 2000. The primary function of the Compensation Committee is to review and make recommendations to the Board with respect to the compensation, including bonuses, of the Company's officers and to administer the Company's Option Plan. See "Compensation Committee Report."

     The Audit Committee had one formal meeting in fiscal 2000. The function of the Audit Committee is to review and approve the scope of audit procedures employed by the Company's independent auditors, to review and approve the audit reports rendered by the Company's independent auditors and to approve the audit fee charged by the independent auditors. The Audit Committee reports to the Board of Directors with respect to such matters and recommends the selection of independent auditors. The Board of Directors adopted an Audit Committee Charter effective June 9, 2000, which describes the Audit Committee's roles and responsibilities. A copy of the Charter is attached as Appendix B to this Proxy Statement. On October 10, 2000, the Audit Committee submitted to the Board of Directors the following report:

Audit Committee Report

     We have reviewed and discussed with management the Company's audited financial statements for the year ended June 30, 2000 (the "Fiscal Year 2000 Financial Statements").

     We have discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants.

     We have received and reviewed the written disclosures and the letter from the independent auditors required by Independence Standard No. 1, Independence Discussions with Audit Committees, as amended, by the Independence Standards Board, and have discussed with the auditors the auditors' independence.

     Based upon the reviews and discussions referred to above, we recommended to the Board of Directors that the Fiscal Year 2000 Financial Statements be included in the Company's Form 10-K for the year ended June 30, 2000.

     This Audit Committee Report shall not be deemed incorporated by reference in any document previously or subsequently filed with the Securities and Exchange Commission that incorporates by reference all or any portion of the proxy statement, in connection with the Special Meeting, except to the extent that the Company specifically requests that this Report be specifically incorporated by reference.

                             Date: October 10, 2000

                                James H. Everest
                                Ronald J. Norick
                                Mark J. Stevenson

Board and Committee Attendance

     In fiscal 2000, the Board of Directors held two formal meetings. Messrs. Haley and Stevenson attended one of the two meetings and each other director attended all board and committee meetings held during fiscal 2000.

Executive Officers and Key Employees

     Officers are appointed by and serve at the discretion of the Board of Directors. Each of the Company's officers devote full-time to the Company's business and affairs.

     Patrick W. Hurley, age 48, has served as Controller of the Company since October 1999 and as Chief Financial Officer since December 2000. From 1992 until joining the Company, he was employed as Senior Staff Accountant at Saltzman Hamma Nelson Massaro LLP, an accounting firm located in Denver, Colorado.

     Catherine B. Blair, age 49, has served as Vice President of Merchandising/Design since her appointment in May 1996. Ms. Blair has been part of the Company's design team since 1992, and was appointed Director of Design in 1995. Prior to joining Sport-Haley, she was a designer for a golfwear company and also worked as a freelance designer for companies such as Macy's, Bloomingdale's, Ann Taylor and The Gap.

     William L. Blair, age 58, has served as Vice President of Corporate Sales March 1998 through December 2000. From September 1996 until joining the Company, Mr. Blair was director of marketing for the Activewear Division of Fruit of the Loom. From 1992 to 1996, Mr. Blair was a director of and consultant to Osterman API, Inc., a promotional product company.

Executive Compensation

     Summary Compensation Table. The following table sets forth the annual and long-term compensation for services in all capacities to Sport-Haley for the three fiscal years ended June 30, 2000 of Robert G. Tomlinson, Chief Executive Officer, Kevin M. Tomlinson, Chief Operating Officer, Robert W. Haley, President, and William L. Blair, Vice President-Corporate Sales, the only executive officers of Sport-Haley whose total annual salary and bonus exceeded $100,000 during the year ended June 30, 2000 (the "Named Officers").

                                                                            Long Term Compensation
                                                                            ----------------------
                                                                                    Awards
                                                   Annual Compensation              ------
                                     Fiscal        -------------------      Securities underlying     All Other
Name and Principal Position           Year        Salary           Bonus       Options/SARs(#)      Compensation
---------------------------           ----        ------           -----       ---------------      ------------
Robert G. Tomlinson,                  2000       $ 176,539           $-0-              $-0-           $ 2,213 (1)
 Chairman of the Board and            1999         202,692            -0-               -0-             1,022 (1)
 Chief Executive Officer              1998         218,219         22,000            30,000             1,022 (1)

Kevin M. Tomlinson                    2000         129,885            -0-               -0-             1,278 (1)
 Chief Operating Officer,
 Executive Vice President-
 Operations and Director

Robert W. Haley,                      2000         155,769            -0-               -0-             1,000 (1)
 President                            1999         171,154            -0-               -0-             1,022 (1)
                                      1998         170,571         15,000            20,001             1,022 (1)

William L. Blair,                     2000         124,154            -0-               -0-               135 (2)
 Vice President-Corporate Sales       1999         114,461            -0-               -0-               138
                                      1998          34,615 (3)        -0-            20,000                46

(1) Comprised of contributions by Sport-Haley to the Named Officer's 401(k) plan and term life insurance premiums.
(2)   Comprised solely of term life insurance premiums.
(3) Mr. Blair was first employed by Sport-Haley as an executive officer in March 1998. Accordingly, compensation in fiscal 1998 was paid only for a four month period.

         Option/SAR Grants Table. The following table sets forth information on grants of options pursuant to the Sport-Haley 1993 Stock Option Plan, as amended, during fiscal 2000 to the Named Officers.

                                                              Individual Grants
-----------------------------------------------------------------------------------------------------------------------------
                   Number of Securities       Percent of Total           Exercise or        Market  Price
                   Underlying Options/    Options/SARs Granted to        Base Price           on Date of           Expiration
Name                 SARs Granted(2)     Employees in Fiscal Year        ($/share)(3)      Grant ($/share)            Date
----                 ---------------     ------------------------        ------------      ---------------         ----------
Robert G. Tomlinson     25,000(2)                 15.1%                  $ 3.00              $ 3.50                 01/05/10

Kevin M. Tomlinson      25,000(2)                 15.1                     3.00                3.50                 01/05/10

Robert W. Haley         25,000(2)                 15.1                     3.00                3.50                 01/05/10

William L. Blair        15,000(2)                  9                       3.00                3.50                 01/05/10

---------------
                                       -9-

                           Potential Realizable Value
                             At Assumed Annual Rates
                           Of Stock Price Appreciation
                               for option term (1)
--------------------------------------------------------------------------------

                              Market Value
                               on Date of
                                  Grant
Name                             0% ($)              5% ($)                  10% ($)
-----------                      ------              ------                  -------
Robert G. Tomlinson            $87,500               $67,528                $151,952

Kevin M. Tomlinson              87,500                67,528                 151,952

Robert W. Haley                 87,500                67,528                 151,952

William L. Blair                52,500                40,517                  91,171
---------------

(1) The hypothetical gains or "option spreads"that would exist for the respective options are included in accordance with the rules of the Securities and Exchange Commission. As mandated by the Securities and Exchange Commission, these gains are based on the assumed rates of annual compound stock price appreciation of 5% and 10% from the date the option was granted over the full option term. They do not represent any assurance that the shares of Common Stock will appreciate in value and do not represent any estimated or projected future prices. The actual value, if any, realized may be greater or less than the potential realizable value set forth in the table. If the Common Stock does not appreciate, the Named Officers will receive no benefit from the options.
(2) One-third of each option becomes exercisable on each January 5, commencing January 5, 2001.
(3) None of the options have an exercise price equal to the fair market value of the underlying Common Stock on the date of grant.

     Fiscal Year-End Options/Option Values Table. The following table sets forth information on the number of securities and value underlying exercisable and unexercisable options and SARs for the year ended June 30, 2000.

                                                      Number of Securities Under-        Value of Unexercised In-
                                                      lying Unexercised Options/         the-Money(1) Options/SARs
                            Shares                      SARs at Fiscal Year-End           at Fiscal Year-End($)(2)
                           Acquired      Value      -----------------------------        --------------------------
     Name                on Exercise   Realized     Exercisable     Unexercisable        Exercisable  Unexercisable
     ----                -----------   --------     -----------     -------------        -----------  -------------
Robert G. Tomlinson          -0-          -0-             60,000        25,000               -0-        $ 28,125
Kevin M. Tomlinson           -0-          -0-             45,000        25,000               -0-          28,125
Robert W. Haley              -0-          -0-             43,334        31,667               -0-          28,125
William L. Blair             -0-          -0-             13,334        21,666               -0-          16,875

---------------

(1) Options are "in the money" if the fair market value of the underlying securities exceeds the exercise or base price of the option. (2) The dollar values are calculated be determining the difference between the fair market value of the securities underlying the options at fiscal yea end and the exercise or base price of the options. The closing bid price for the Common Stock was $4.125 on June 30, 2000.

                                      -10-

     No employee of Sport-Haley receives any additional compensation for his services as a director. Non-management directors receive no salary for their services as such, but may receive a fee of $250 per meeting attended. The Board of Directors has also authorized payment of reasonable travel or other out-of-pocket expenses incurred by non-management directors in attending meetings of the Board of Directors. During fiscal 2000, no non-employee directors were granted any options.

     Employment Agreements. Effective January 1, 1997, Sport-Haley entered into an employment agreement with Mr. Robert G. Tomlinson. The agreement requires that he devote his full business time to Sport-Haley as Chief Executive Officer and/or Chairman of the Board at an annual salary of $200,000, be provided an automobile and such bonuses as awarded by the Board of Directors. The employment agreement extends for a three-year term. Mr. Tomlinson has the option to convert the employment agreement to a consulting agreement in the event of a change in control of Sport-Haley or upon his resignation. Subject to the right of Sport-Haley to terminate the consulting agreement for cause, Mr. Tomlinson is entitled to serve as a consultant to Sport-Haley for the duration of the agreement and to continue to receive compensation in the amount of 60% of his annual salary. If Mr. Tomlinson terminates the agreement with "cause" (as defined in the agreement), or Sport-Haley terminates the agreement for other than "cause" (as defined in the agreement), or if there is a change in control of Sport-Haley or if Mr. Tomlinson dies, Mr. Tomlinson or his estate, as applicable, is entitled to receive severance compensation for three years from the date of termination in an amount equal to his annual salary and bonus payments during the preceding 12 months. During the time he is receiving such severance compensation, he is entitled to participate in all employee benefit plans, at Sport-Haley's expense. The change of control provisions and death benefits entitle Mr. Tomlinson or his estate, as applicable, to receive such amount in a lump sum. If Mr. Tomlinson becomes totally disabled during the term of the agreement, his full salary will be continued for one year from the date of disability. If termination is for any reason other than by Sport-Haley with cause, all options previously granted shall become fully vested on the date of termination. The agreement contains a non-competition provision for one year following termination.

     Effective  December  1,  1999,   Sport-Haley  entered  into  an  employment
agreement with Mr. Kevin Tomlinson. The agreement requires that he devote his full business time to Sport-Haley as Chief Operating Officer and Executive Vice President-Operations at an annual salary of $140,000 per year and such bonuses as awarded by the Board of Directors. The employment agreement extends from December 1, 1999 to December 1, 2002, subject to automatic one (1) year extensions at the end of each year. If Sport- Haley terminates the agreement for other than "cause" (as defined in the agreement), Mr. Tomlinson is entitled to receive severance compensation equal to 12 months salary and bonus and incentive payments over the last 12 months. During the time he is receiving any such severance compensation, he is eligible to participate in all employee benefit plans, at Sport-Haley's expense. If there is a non-negotiated change in control of Sport-Haley, he is entitled to lump sum severance compensation equal to three times his annual salary and bonus payment during the preceding 12 months. If Mr. Tomlinson becomes disabled during the term of the agreement, his full salary shall be continued for one year from the date of disability. If termination is for any reason other than by Sport-Haley with cause, all options previously granted shall become fully vested on the date of termination. The agreement contains a non-competition provision for one-year following termination.

     Effective January 1, 1997, Sport-Haley entered into an employment agreement with Mr. Robert W. Haley. The agreement requires that he devote his full business time to Sport-Haley as President or Senior Executive Officer at an annual salary of $160,000 and such bonuses as awarded by the Board of Directors. The employment agreement extended through December 31, 1998 and was subsequently automatically renewed for an additional one year term. If Sport-Haley terminates the agreement for other than "cause" (as defined in the agreement), Mr. Haley is entitled to receive severance compensation for one year from the date of termination in an amount equal to his annual salary and bonus payment during the preceding 12 months. If Mr. Haley terminates the agreement with or without cause, Mr. Haley is entitled to receive severance compensation for one year in an amount equal to 60% of his annual salary and bonus payment during the preceding 12 months. During the time he is receiving any such severance compensation, he is eligible to participate in all employee benefit plans, at
Sport-Haley's  expense.  If there  is a  non-negotiated  change  in  control  of
Sport-Haley or if Mr. Haley dies, Mr. Haley or his estate, as applicable, is entitled to lump sum severance compensation equal to three times his annual salary and bonus payment during the preceding 12 months. If Mr. Haley becomes disabled during the term of the agreement, his full salary will be continued for one year from the date of disability. If termination is for any reason other than by Sport-Haley with cause, all options previously granted shall become fully vested on the date of termination. The agreement contains a non-competition provision for one year following termination.

     Sport-Haley entered into an employment agreement with Mr. William Blair effective March 2, 1998. The agreement was terminated by Mr. Blair in January 2001. The agreement requires that he devote his full business time to Sport-Haley as Vice President of Corporate Sales at an annual salary of $120,000 and such bonuses as awarded by the Board of Directors. The employment agreement for Mr. Blair extends through March 1, 2001 and is by its terms automatically renews for one additional year unless notice of termination is given by either party. If Sport-Haley terminates the agreement for other than "cause" (as defined in the agreement) or if Mr. Blair terminates the agreement with or without "cause", he is entitled to receive severance compensation equal to six months' salary and 50% of the last annual bonus. During the time he is receiving any such severance compensation, he is eligible to participate in all employee benefit plans, at Sport-Haley's expense. If there is a non-negotiated change in control of Sport-Haley, he is entitled to lump sum severance compensation equal to three times his annual salary and bonus payment during the preceding 12 months. Options previously granted may become fully vested on the date of termination, depending on the reason for termination. The agreement contains a non-competition agreement for six months following termination, provided Mr. Blair may be released from the non-compete if the agreement is terminated without cause and he elects to forego any severance pay.

Stock Option Plan

     Sport-Haley adopted a stock option plan in 1993 (as amended, the "Option Plan"). The Option Plan, as amended, provides for the granting of incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, non-qualified stock options and stock appreciation rights ("SARs"), up to a maximum number of 1,350,000 shares. Non-qualified options may be granted to employees, directors and consultants of Sport-Haley, while incentive options may be granted only to employees. No options may be granted under the Option Plan subsequent to February 28, 2003.

     The Option Plan is administered by the Compensation Committee of the Board of Directors, which determines the terms and conditions of the options and SARs granted under the Option Plan, including the exercise price, number of shares subject to the option and the exercisability thereof.

     The exercise price of all incentive options granted under the Option Plan must be at least equal to the fair market value of the Common Stock of Sport-Haley on the date of grant. In the case of an optionee who owns stock possessing more than ten percent of the total combined voting power of all classes of stock of Sport-Haley, the exercise price of incentive options shall be not less than 110% of the fair market value of the Common Stock on the date of grant. The exercise price of all non-qualified stock options granted under the Option Plan shall be determined by the Compensation Committee, but shall not be less than 85% of the fair market value of the Common Stock. The term of all non-qualified stock options granted under the Option Plan may not exceed ten years and the term of all incentive options may not exceed five years. The Option Plan may be amended or terminated by the Board of Directors.

     The Option Plan provides the Board of Directors or the Compensation Committee the discretion to determine when options granted thereunder shall become exercisable and the vesting period of such options. Upon termination of a participant's employment or consulting relationship with Sport-Haley, all unvested options terminate and are no longer exercisable. Vested options shall remain exercisable for a specified period of time following the termination date. The length of such extended exercise period generally ranges from 30 days to one year, depending on the nature and circumstances of the termination.

     The Option Plan provides that, in the event Sport-Haley enters into an agreement providing for the merger of Sport-Haley into another corporation or the sale of substantially all of Sport-Haley's assets, any outstanding unexercised option shall become exercisable at any time prior to the effective date of such agreement. Upon the consummation of a merger or sale of assets, such options shall terminate unless they are assumed or another option is substituted therefor by the successor corporation.

     As of June 30, 2000, a total of 547,881 non-qualified and incentive options were outstanding, with exercise prices ranging from $2.50 to $10.63 per share and a weighted average exercise price per share of $6.79.

401(k) Plan

     In January 1996, Sport-Haley adopted a defined contribution savings plan (the "401(k) Plan") to provide retirement income to employees of Sport-Haley. The 401(k) Plan is intended to be qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended. The 401(k) Plan covers all employees who are at least age 18 and have been employed at least three months. It is funded by voluntary pre-tax contributions from employees up to a maximum amount equal to 15% of annual compensation and through matching contributions by Sport-Haley of $0.25 on the dollar for employee contributions on the first 5% of the employee's annual compensation. Upon leaving Sport-Haley, each participant is 100% vested with respect to the participant's contributions and is vested based on years of service with respect to Sport- Haley's matching contributions. Contributions are invested as directed by the participant in investment funds available under the 401(k) Plan. Full retirement benefits are payable to each participant in a single cash payment or an actuarial equivalent form of annuity on the first day of the month following the participant's retirement.

Compensation Committee Report

     Notwithstanding anything to the contrary set forth in any of the previous filings made by Sport- Haley under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including, but not limited to, this Report on Form 10-K, in whole or in part, the following Compensation Committee Report shall not be deemed to be "filed" with the Securities and Exchange Commission nor shall it be incorporated by reference into any such future filings.

     This  Compensation  Committee  Report  discusses   Sport-Haley's  executive
compensation policies and the basis for the compensation paid to Sport-Haley's executive officers, including its Chief Executive Officer, during fiscal 2000.

     Compensation  Policy.   Sport-Haley's  policy  with  respect  to  executive
compensation has been designed to:

         o Adequately and fairly compensate executive officers in relation to their responsibilities, capabilities and contributions to Sport-Haley in a manner that is commensurate with compensation paid by companies of comparable size or within the golf apparel industry;

         o Reward executive officers for the achievement of short-term operating goals and for the enhancement of the long-term value of Sport-Haley; and

         o Align the interests of the executive officers with those of Sport-Haley's shareholders.

     The components of compensation paid to certain executive officers consist of (a) base salary, (b) incentive compensation in the form of discretionary annual bonus payments, (c) long-term incentive compensation in the form of awards under Sport-Haley's Option Plan, and (d) various other benefits.

     Base Salary. For fiscal 2000, the Compensation Committee reviewed the base salary paid by Sport-Haley to its executive officers under their respective employment agreements. Annual adjustments to base salaries, if any, are determined based upon a number of factors, including Sport-Haley's performance (to the extent such performance can fairly be attributed or related to each executive officer's performance), as well as the value of each executive officer's responsibilities, capabilities and contributions and internal compensation equity considerations. In addition, for fiscal 2000, the Compensation Committee reviewed the base salaries of its executive officers in an attempt to ascertain whether those salaries fairly reflect job responsibilities and prevailing market conditions and rates of pay. The Compensation Committee believes that base salaries for Sport-Haley's executive officers have been reasonable in relation to its size and performance in comparison with the compensation paid by similarly sized companies or companies within the golf apparel industry. The Compensation Committee did not increase the base pay of any executive officer in fiscal 2000.

     Incentive Cash Bonus Compensation. The Compensation Committee feels that a relatively lower level of base salary and relatively higher level of incentive compensation, in the form of bonuses and grants of options, most effectively aligns the interests of management with that of shareholders. It also believes that its policy regarding incentive compensation is similar to policies of other companies of comparable size within the golf apparel industry. The decision on whether to award incentive cash bonus compensation is based on a combination of achievement of business targets and objectives and certain other financial measures which the Compensation Committee feels will dictate, in large part, Sport-Haley's future operating results, and on an officer's responsibilities, capabilities and contribution to Sport-Haley. There is no formal written bonus incentive plan for executive officers', although certain executive officers employment agreements provide that the executive is eligible for a discretionary bonus of up to a specified percentage of his or her base salary. Although all of the executive officers' contributions were noted and commended, the Compensation Committee did not award any incentive cash bonuses to any of the executive officers because it did not believe that such bonuses were merited in view of the significant slow down in growth of Sport-Haley in fiscal 2000.

     Long-Term Incentive (Option) Compensation. The Compensation Committee also has authority to select the executive officers and employees who will be granted options and other awards and to determine the timing, pricing and amount of any such options or awards. As stated above, the Compensation Committee believes that incentive compensation, in the form of bonuses and grants of options, most effectively aligns the interests of management with that of shareholders. In fiscal 2000, the Compensation Committee granted a total of 166,000 shares to executive and employees of the Company, at an exercise price of $3.00 per share.

     Other Benefits. Executive officers are eligible for various benefits, including health and welfare plans generally available to all full-time employees. In addition, the executive officers are eligible to participate in the 401(k) Plan, also generally available to all employees, whereby they may elect to defer part or all of their base and incentive cash compensation, with matching contributions from Sport-Haley. Sport-Haley does not maintain any other plans and arrangements for the benefit of its executive officers except to provide a life insurance policy for the benefit of certain executive officers' named beneficiaries and vehicles for its Chief Executive Officer and Chief Operating Officer. The Compensation Committee believes these benefits are reasonable in relation to the executive compensation practices of other similarly sized companies or companies within the golf apparel industry.

     Tax Considerations. Beginning in 1994, the Internal Revenue Code limited the federal income tax deductibility of compensation paid to a company's chief executive officer and to each of the four most highly compensated executive officers. For this purpose, compensation can include, in addition to cash compensation, the difference between the exercise price of stock options and the value of the underlying stock on the date of exercise. A company may deduct compensation with respect to any of these individuals only to the extent that during any fiscal year such compensation does not exceed $1 million or meets certain other conditions (such as shareholder approval). Considering current compensation plans and policy and the exercise price of currently outstanding stock options held by the executive officers, the Compensation Committee believes that, for the near future, there is little risk that Sport-Haley will lose any significant tax deduction relating to executive compensation. At such time, if any, that the deductibility of executive compensation becomes an issue, modifications to compensation plans and policies will be considered by the Compensation Committee.

     CEO Compensation. In reviewing the Chairman and Chief Executive Officer's compensation package, the Committee pursues the same objectives, which apply for other executive officers. The overall goal is to base the Chairman and Chief Executive Officer's salary at a base comparable to those of persons employed in similar capacities with competitors that are similar in industry size and performance. However, the actual level approved by the Committee may be higher or lower based upon the Committee's subjective evaluation of the annual and long-term performance of Sport-Haley, the individual performance of the Chairman and Chief Executive Officer particularly with respect to leadership and strategic vision, and the cash resources and needs of Sport-Haley. The Committee believes that Mr. Tomlinson's leadership has been essential in growing Sport-Haley's revenues up to seven fold from 1994 to 2000. The Compensation Committee noted that Mr. Tomlinson previously had made a voluntary decision to reduce his base salary and commended that action as a demonstration of his continued leadership and administration of resources. In fiscal 2000, no raises or cash bonuses were awarded to Mr. Tomlinson. Mr. Tomlinson's voluntary reduction in his salary has continued into fiscal 2000 and he is currently being paid at an annual rate of $170,000, rather than the $220,000 to which he is entitled under his employment agreement.

     The Compensation Committee believes that the concepts discussed above further the shareholders interests and that officer compensation encourages responsible management of Sport-Haley. The Compensation Committee considers the effect of management compensation on shareholder interests. In the past, the Board of Directors based its review in part on the experience of its own members and on information requested from management personnel. These same factors will be used in the future in determining officer compensation.

     This report was furnished by Mark J. Stevenson,  Ronald J. Norick and James
H. Everest, all of the members of the Compensation Committee.

Compensation Committee Interlocks and Insider Participation

     All of the Compensation Committee members are independent directors of Sport-Haley. None of these members have ever been an officer or employee of Sport-Haley or its Subsidiary nor have any of them had a relationship which would require disclosure under the "Certain Relationship and Related Transactions" captions of any of Sport-Haley's filings with the Commission during the past three fiscal years.

Performance Graph

     Notwithstanding anything to the contrary set forth in any of the previous filings made by Sport- Haley under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including, but not limited to, this Proxy Statement, in whole or in part, the following performance graph shall not be deemed to be incorporated by reference into any such future filings.

     Set forth below is a line graph prepared by Media General Financial Services comparing the yearly percentage change in Sport-Haley's cumulative total shareholder return (share price appreciation plus dividends) on Sport-Haley's Common Stock with the cumulative total return of (i) a Nasdaq Market Index and (ii) the stocks of apparel manufacturers having Standard Industrial Classification codes from industry group numbers 231 through 235, which is deemed as a market weighted index of publicly traded peers, for the period from July 1, 1995 through June 30, 2000 (the "Measurement Period"). The graph assumes that $100 is invested in each of Sport Haley's Common Stock, the Nasdaq Market Index and the publicly traded peers on July 1, 1995 and that all dividends were reinvested (there were no dividends paid by Sport-Haley during the Measurement Period). Sport-Haley's shareholder return is calculated by dividing (i) the difference between Sport-Haley's share price at July 1, 1995 and at each June 30 of the Measurement Period by (ii) the share price at the beginning of the Measurement Period. [GRAPHIC OMITTED]



              [Graph reflecting values of table below is omitted]



                                         Fiscal Year Ending June 30,
                           -------------------------------------------------
                            1995    1996     1997     1998     1999    2000
                            ----    ----     ----     ----     ----    ----

Sport-Haley, Inc.          100.00   158.11  181.08   141.89    52.03   44.59
Industry Peer Group Index  100.00   141.98  164.06   194.66   167.82  127.74
Nasdaq Market Index        100.00   125.88  151.64   201.01   281.68  423.84

Security Ownership of Certain Beneficial Owners and Management

     The following table sets forth certain information regarding beneficial ownership of Sport-Haley's Common Stock as of May 18, 2000 by (i) each person known by Sport-Haley to own beneficially more than 5% of the outstanding Common Stock, (ii) each director or nominee, and (iii) all executive officers and directors as a group. The information with respect to institutional investors is derived solely from statements filed with the Commission under Section 13(d) of the Securities Exchange Act. Each person has sole voting and sole investment or dispositive power with respect to the shares shown except as noted.

                                                                       Shareholdings on May 18, 2001
     Name and Address (1)                                       Number of Shares(2)  Percent of Class (3)
-------------------------------                                 -------------------- ----------------------
Robert G. Tomlinson(4).........................................        113,000                3.3%
Kevin M. Tomlinson(7)..........................................         45,000                1.3
Robert W. Haley(5).............................................         54,950                1.6
Patrick W. Hurley .............................................            -0-                *
Catherine Blair(6).............................................         17,500                *
William L. Blair(7)............................................         13,334                *
Mark J. Stevenson(7)...........................................         25,000                *
Ronald J. Norick(8)............................................         63,117                1.8
James H. Everest(9)............................................         65,000                1.9
U.S. Bancorp(10)...............................................        314,500                9.1
     601 Second Avenue South
     Minneapolis, Minnesota 55402
Catalyst Master Fund, L.P. (11)................................        210,085                6.1
     c/o W.S. Walker & Co.
     Walker House, Mary Street P.O. Box 265GT
      George Town, Grand Cayman, Cayman Islands
Hillison Partners Limited Partnership (12) ....................        213,800                6.2
     6900 Wisconsin Avenue, Suite 501
     Bethesda, MD  20815
Kennedy Capital Management, Inc. (13)                                  250,400                7.3
     10829 Olive Blvd.
     St. Louis, MO  63141
Dimensional Fund Advisors Inc.(14).............................        259,500                7.5
     1299 Ocean Avenue, 11th Floor
     Santa Monica, California 90401
Michael W. Cook Asset Management, Inc.(15).....................        523,100               15.2
     d/b/a Cook Mayer Taylor
     5170 Sanderlin Avenue, Suite 200
     Memphis, Tennessee 38117
All directors and officers as a group
(Nine persons)(16).............................................        406,901               11.8
-------------------
* Less than 1%

(1) Except as noted above, the address for all persons listed is 4600 E. 48th Avenue, Denver, Colorado 80216.

(2)  Ownership  includes both outstanding  Common Stock and shares issuable upon
     exercise  of  options  that  are  currently   exercisable  or  will  become
     exercisable within 60 days after the date hereof.

(3) All percentages are calculated based on the number of outstanding shares in addition to shares which a person or group has the right to acquire within 60 days of May 18, 2001.

(4) Includes 60,000 shares subject to currently exercisable options or options which will become exercisable within 60 days after the date hereof.

(5) Includes 43,334 shares subject to currently exercisable options or options which will become exercisable within 60 days after the date hereof.

(6) Includes 17,500 shares subject to currently exercisable options or options which will become exercisable within 60 days after the date hereof.

                                      -18-

(7) Consists solely of shares subject to currently exercisable options or options which will become exercisable within 60 days after the date hereof

(8) Includes 25,000 shares subject to currently exercisable options or options which will become exercisable within 60 days after the date hereof.

(9) Includes 16,667 shares subject to currently exercisable options or options which will become exercisable within 60 days after the date hereof.

(10) U.S. Bancorp beneficially owns 314,500 (with sole power to vote or direct the vote of 312,100 of such shares and with shared power to dispose or direct the disposition of 4,100 of such shares) shares owned of record by The Small Cap Value Fund, a mutual fund of the First American Investment Funds, Inc., an open-end investment company.

(11) Catalyst Master Fund, L.P. has sole voting power and sole dispositive power over 210,085 of the shares.
(12) Hillison Partners Limited Parthership has sole voting power and sole dispositive power over 213,800 shares.
(13) Kennedy Capital Management, Inc. is an investment advisor company which beneficially owns 250,400 shares.
(14) Dimensional Funds Advisors Inc., is an investment advisor company, which, beneficially owns shares of owned of record by advisory clients of Dimensional Funds Advisors, Inc.
(15) Michael W. Cook Asset Management, Inc., has sole voting power and sole dispositive power over 523,100 shares.
(16) Includes 213,335 shares of Common Stock subject to currently exercisable options. Excludes shares of Common Stock which the officers and directors disclaim beneficial ownership.

     The Board of Directors has unanimously approved and recommends that shareholders vote FOR the director nominees identified above.


                           II. SELECTION OF AUDITORS

     As previously reported, as of July 13, 2000, at the recommendation of the Audit Committee, the Company terminated the services of Levine, Hughes & Mithuen, Inc., the Company's independent auditors. The report of Levine, Hughes & Mithuen, Inc. on the Company's financial statements for the years ending June 30, 1999 and 1998 did not contain any adverse opinion or disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles. At the advice of the Audit Committee, the Company has retained the services of Hein + Associates, LLP.

     The firm of Hein + Associates, LLP has examined the financial statements of the Company for the period from July 1, 1997 to June 30, 2000. Subject to shareholder approval, Hein + Associates, LLP will serve as the Company's independent auditors for the fiscal year ending June 30, 2001. Representatives of Hein + Associates, LLP are expected to be present at the Special Meeting with the opportunity to make a statement if it is their desire to do so, and will be available to respond to appropriate questions from shareholders.

     Audit Fees. The aggregate fees billed for audit of Sport-Haley's annual financial statements for fiscal 2000 and reviews of financial statements included in Sport-Haley's Forms 10-Q was $47,802.

     Financial Information Systems Design and Implementation Fees. Sport-Haley did not engage the former or present principal accountant for services of this nature during fiscal 2000.

     All Other Fees. The aggregate of all other fees billed by the present principal accountant during fiscal 2000 was $202,091.15, which consisted primarily of fees and expenses related to the re-audit of fiscal years 1998 and 1999.

     The Board of Directors recommends a vote FOR ratification of Hein + Associates, LLP as independent auditors for the Company.

                                                                      Appendix A


PROXY                          SPORT-HALEY, INC.                           PROXY
           Special Meeting of Shareholders to be held on June 25, 2001
     This proxy is solicited by the Board of Directors of Sport-Haley, Inc.

     KNOW ALL MEN BY THESE PRESENTS: that the undersigned shareholder of Sport-Haley, Inc. (the "Company") hereby constitutes and appoints Robert G. Tomlinson, as attorney and proxy, with the power to appoint his substitute, and hereby authorizes him to represent and vote, as designated below, all of the shares of Common Stock of the Company which the undersigned is entitled to vote at the Special Meeting of Shareholders of the Company to be held June 25, 2001 and at any and all adjournments thereof with respect to the matters set forth below and described in the Notice of Special Meeting of Shareholders and Proxy Statement dated May 29, 2001, receipt of which is acknowledged.

        1. To consider and act upon a proposal to elect Messrs. Robert G. Tomlinson, Robert W. Haley, Kevin M. Tomlinson, Mark J. Stevenson, Ronald J. Norick and James H. Everest as directors to hold office for one-year terms or until their successors are elected and qualified.

        [ ]    FOR ELECTION OF ALL NOMINEES (Except as shown below)
        [ ]       WITHHOLD AUTHORITY TO VOTE FOR ALL NOMINEES

Instructions: To withhold authority to vote for any individual nominee, strike through the nominee's name below:

Robert G. Tomlinson     Robert W. Haley         Kevin M. Tomlinson
Mark J. Stevenson       Ronald J. Norick        James H. Everest

        2. To ratify the appointment of Hein + Associates LLP as auditors of the Company.

         [ ] FOR RATIFICATION    [ ] AGAINST RATIFICATION   [ ] ABSTAIN

                                                    (Continued on reverse side.)

        3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any and all adjournments thereof.

        [ ] AUTHORIZED TO VOTE         [ ]  ABSTAIN

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder(s). IF NO INDICATION IS MADE, THIS PROXY WILL BE VOTED FOR THE NOMINEES LISTED AND FOR PROPOSAL 2 AND THE PROXY HOLDER WILL VOTE ON ANY PROPOSAL UNDER 3 IN HIS DISCRETION AND IN HIS BEST JUDGMENT.

Please mark, date, and sign exactly as your name appears on your stock certificate. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person. If this Proxy is not dated, the Proxy will be deemed to bear the date the form was mailed to the shareholder.

                                        Dated: _______________________________


                                        ______________________________________
                                        Signature

                                        ______________________________________
                                        Signature if held jointly

                                SPORT-HALEY, INC.
                             AUDIT COMMITTEE CHARTER

Purpose

The primary function of the Audit Committee (the "Committee") is to assist the Board of Directors (the "Board") in fulfilling its oversight responsibilities by reviewing the financial reports and other financial information provided by Sport-Haley, Inc. (the "Corporation") to any governmental body or the public; the Corporation's internal control systems regarding finance, accounting, and ethics established by the Board and management; and the Corporation's auditing, accounting and financial reporting processes generally. Consistent with this function, the Committee should encourage continuous improvement of, and should foster adherence to, the Corporation's policies, procedures and practices at all levels. The Committee's primary responsibilities are to:

     Serve as an independent and objective party to monitor the Corporation's financial reporting process and internal control systems.

     Review and appraise the audit efforts of the Corporation's independent accountants and internal controls.

     Provide an open avenue of communication among the independent accountants, financial and senior management, and the Board.

Membership

The Committee will be composed of not less than three (3) members of the Board. They will be selected by the Board at the annual Board meeting, taking into account prior experience in matters to be considered by the Committee, probable availability at times required for consideration of such matters, and their individual independence and objectivity. The Chair will be elected by a majority of the full Committee, unless otherwise designated by the Board.

The Committee's membership will meet the requirements of the audit committee policy of the National Association of Securities Dealers (NASD). Accordingly, all of the members will be financially literate and be directors independent of the management and free from relationships that in the opinion of the Board would interfere with the exercise of independent judgment as a Committee member. In addition, at least one member of the Committee shall have accounting or financial management expertise.

No officers or employees of the Corporation or any of its subsidiaries may serve on the Committee, although former officers or employees may serve on the Committee (even though the former officers may be receiving pension or deferred compensation payments from the Corporation) if, in the opinion of the Board, the former officers or employees will exercise independent judgment and will significantly assist the Committee to function. However, a majority of the Committee will be directors who were not formally officers or employees of the Corporation or and of its subsidiaries.

When considering relationships that might affect the independence of members of the Committee, including possible affiliate status, the Board will give appropriate consideration, in addition to its Committee policy, to guidelines issued by the NASD, which were provided to assist Board in observing the spirit of the NASD policy.

Meetings

The Committee shall meet at least four times annually, or more frequently as circumstances dictate. As part of its job to foster open communication, the Committee should meet at least annually with management, the chief internal auditor and the independent accountants in separate executive sessions to discuss any matters that the Committee or each of these groups believe should be discussed privately. In addition, the Committee or at least its Chair should meet with the independent accountants and management quarterly to review the Corporations financials prior to filing reports with the Securities and Exchange Commission (the "SEC").

Actions of the Committee

The Committee's activities will include the following actions:

     Review and update this Audit Committee Charter periodically, at least annually, as conditions dictate.

     Oversight of the financial statements and relations with the independent auditors.

     Instruct the independent auditors that the Board is the client in its capacity as the shareholder's representative and that they are accountable to the Board and the Committee, each of which have the ultimate authority over the Corporation's independent auditor relations.

     Expect the independent auditors to meet with the Board at least annually so the Board has a basis on which to recommend the independent auditors' appointment to the shareholders or to ratify its selection of the independent auditors.

     Expect financial management and the independent auditors to analyze significant financial reporting issues and practices on a timely basis and consider the integrity of internal and external financial reporting processes.

     Expect financial management and the independent auditors to discuss with the Committee and consider:

          Qualitative judgments about whether current or proposed accounting principles and disclosures are appropriate, not just acceptable.

          Aggressiveness or conservatism of accounting principles and financial estimates.

     Expect the independent auditors to provide the audit Committee with:

          Independent judgments about the appropriateness of the Corporation's current or proposed accounting principles and whether current or proposed financial disclosures are clear.

          Views on whether the accounting principles chosen by management are conservative, moderate, or aggressive as they relate to income, asset, and liability recognition and whether these accounting principles are commonly used.

          Reasons why accounting principles and disclosure practices used for new transactions or events are appropriate.

          Reasons for accepting or questioning significant estimates made by management.

          Views on how selected accounting principles and disclosure practices affect shareholder and public attitudes about the Corporation.

     Actions taken on the Board's behalf that require Board notification but not Board approval:

          Review and approve the scope of the Corporation's audit and that of its subsidiaries as recommended by the independent auditors, internal auditors and the president.

          Answer questions raised by shareholders during annual shareholder's meeting on matters relating to the Committee's activities if asked to do so by the Board.

          Ask the president to have the internal audit staff review and study a particular area of interest or concern to the Committee.

     Matters requiring the Committee's review and study before making a recommendation for the Board's action:

          Appointment of the independent auditors.

          Implementation of major accounting policy changes.

          SEC registration statements to be signed by the Board.

          The auditors' reports and financial statements prior to publication in the annual report.

     Matters requiring the Committee's review and study before providing summary information to the Board:

          Accounting policy changes proposed or adopted by organizations such as the Financial Accounting Standards Board (FASB), the SEC, and the American Institute of Certified Public Accountants (AICPA), or by the comparable bodies outside the U.S.

          The independent auditors' assessment of the strength and weakness of the Corporation's financial staff, systems, and controls, and other factors that might be relevant to the integrity of the financial statements.

          Quarterly financial statements before earnings release or publication.

          Administration of the Corporation's "conflict of interest" policy.

          The performance of management and operating personnel under the Corporation's code of ethics.

          Gaps and exposures in insurance programs.

          Reports about the Corporation and its subsidiaries submitted by government agencies in countries in which the Corporation or its subsidiaries operate.

          Periodic SEC filings and the adequacy of programs and procedures to assure compliance with the SEC regulations and the regulations of the NASD.